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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of The Securities Exchange
                                  Act of 1934.


                                  March 5, 2001
                         --------------------------------
                Date of Report (Date of earliest event reported)


                          INTERWEST HOME MEDICAL, INC.
                    --------------------------------------
             (Exact name of Registrant as specified in its charter)


          Utah                     0-14189                 87-0462042
       ----------                -----------             --------------
  State of Incorporation      Commission File No.         IRS Employer
                                                       Identification No.


                               235 East 6100 South
                            Salt Lake City, UT 84107
                         ------------------------------
                   (Address of principal executive offices)

                                 (801) 261-5100
                           --------------------------
                        (Registrant's telephone number)


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Item 5.  Other Events

      Interwest Home Medical, Inc. and Praxair Distribution, Inc. today announced the signing of a definitive Agreement and Plan of Merger whereby
Interwest Home Medical would be acquired by Praxair Distribution. Praxair Distribution is a wholly owned subsidiary of Praxair, Inc. (NYSE:PX). Under the terms of the agreement, Praxair will pay approximately $42 million for the equity of Interwest Home Medical, plus the assumption of debt. The boards of directors of each company have approved the definitive agreement. The transaction is subject to regulatory approvals and approval by the shareholders of Interwest Home Medical, but is expected to close in the second quarter of calendar 2001. The current officers and managers of Interwest Home Medical are expected to continue with Praxair.

Item 7. Financial Statements and Exhibits

      (a) Financial Statements. No financial statements are required to be filed in connection with the acquisition reported on in this Form 8-K.

      (B) Exhibits. Attached hereto is a copy of the executed Agreement and Plan of Merger. All schedules and exhibits thereto have been omitted.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 5, 2001                INTERWEST HOME MEDICAL, INC.


                                    By /s/ James E. Robinson
                                   ----------------------------------
                                      James E. Robinson, President